Attachment to Form 4

JOINT FILER INFORMATION

Name and Address:	Third Point LLC
390 Park Avenue
New York, NY 10022

Date of Event Requiring Statement:	05/31/12
Issuer and Ticker Symbol:	Yahoo! Inc. (YHOO)
Relationship to Issuer:	Director
Designated Filer:	Daniel S. Loeb

TABLE II INFORMATION

Title of Security:	Common Stock
Transaction Date:	05/31/12
Transaction Code:	S
Amount of Securities and Price:	1,712,400 at $15.24 per share
Securities Acquired (A) or Disposed of (D):	D
Amount of Securities Beneficially Owned Following Reported Transactions:	70,500,400
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1)

Title of Security:	Common Stock
Transaction Date:	05/31/12
Transaction Code:	P
Amount of Securities and Price:	1,712,400 at $15.24 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	70,500,400
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1)

Signature	THIRD POINT LLC

By: DANIEL S. LOEB, Chief Executive Officer

	By:	/s/ William Song
	Name:	William Song
	Title:	Attorney-in-Fact